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                                                                      EXHIBIT 99

WCC                                                                NEWS RELEASE
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4200 Wackenhut Drive, Palm Beach Gardens, FL 33410        F0R IMMEDIATE RELEASE


                  WACKENHUT CORRECTIONS APPOINTS ERNST & YOUNG
                       AS INDEPENDENT PUBLIC ACCOUNTANTS



PALM BEACH GARDENS, FLA. -- MAY 29, 2002 -- WACKENHUT CORRECTIONS CORPORATION (NYSE: WHC) ("WCC") today announced that it has engaged Ernst & Young LLP to serve as WCC's independent certified public accountants for fiscal 2002, replacing Arthur Andersen LLP effective May 28, 2002. Ernst & Young was recommended by WCC's Audit Committee and the firm's appointment was approved by WCC's Board of Directors.

During WCC's two most recent fiscal years and the interim period from December 30, 2001 to the present, there were no disagreements with Arthur Andersen on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports issued by Arthur Andersen on WCC's financial statements during this period did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope, or accounting principles.

George C. Zoley, WCC's Chairman and Chief Executive Officer said, "Ernst & Young has a strong reputation and offers WCC a worldwide solution to our global accounting needs. We look forward to working with the firm in its new role as WCC's independent accountants." WCC does not anticipate a delay from normal financial reporting as a result of the transition to a new accounting firm. WCC is scheduled to release 2002 second quarter financial results on August 1, 2002.

WCC, a world leader in the privatized corrections industry, has contracts/awards to manage 61 correctional/detention facilities in North America, Europe, Australia, South Africa and New Zealand with a total of approximately 43,000 beds. WCC also provides prisoner transportation services, electronic monitoring for home detainees, correctional health care and mental health services. WCC offers government agencies a turnkey approach to the development of new correctional and mental health institutions that includes design, construction, financing and operations.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND FUTURE PERFORMANCE OF WCC THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS, INCLUDING STATEMENTS REGARDING WCC ANTICIPATED TRANSITION AND TIMELY FINANCIAL REPORTING CAPABILITIES WITH A NEW INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. INVESTORS SHOULD REFER TO DOCUMENTS THAT WCC FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DESCRIPTION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM CURRENT EXPECTATIONS AND FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO WCC'S ABILITY TO MAINTAIN NORMAL FINANCIAL REPORTING, WHILE TRANSITIONING TO A NEW ACCOUNTING FIRM AND OTHER FACTORS CONTAINED IN WCC'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE FORMS 10-K, 10-Q AND 8-K REPORTS.

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Contact:   Margaret Pearson - (561) 691-6406 or MPEARSON@WACKENHUT.COM